
<ARTICLE> 5
<LEGEND>
The following schedule contains summary financial information which has been extracted from the consolidated financial statements of GOLDEN CHIEF RESOURCES
INC. for the annual financial statements filed on Form 10-KSB for the periods indicated. These summary schedules are qualified in their entirety by reference to such financial statements and the notes thereto.
</LEGEND>

<CIK> 0000752391
<NAME> Golden Chief Resources, Inc.


<PERIOD-TYPE>                   YEAR                   YEAR
<FISCAL-YEAR-END>                          SEP-30-1999             SEP-30-1998
<PERIOD-END>                               SEP-30-1999             SEP-30-1998
<CASH>                                          84,767                       0
<SECURITIES>                                     6,090                       0
<RECEIVABLES>                                        0                       0
<ALLOWANCES>                                         0                       0
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                                90,857                       0
<PP&E>                                               0                       0
<DEPRECIATION>                                       0                       0
<TOTAL-ASSETS>                                  90,857                       0
<CURRENT-LIABILITIES>                           90,757                       0
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                     1,070,676                 996,234
<OTHER-SE>                                 (1,070,756)               (996,234)
<TOTAL-LIABILITY-AND-EQUITY>                    90,857                       0
<SALES>                                              0                       0
<TOTAL-REVENUES>                                   938                       0
<CGS>                                                0                       0
<TOTAL-COSTS>                                      938                       0
<OTHER-EXPENSES>                               117,204                    1594
<LOSS-PROVISION>                             (117,204)                       0
<INTEREST-EXPENSE>                                   0                       0
<INCOME-PRETAX>                               (74,342)                   (1594)
<INCOME-TAX>                                         0                       0
<INCOME-CONTINUING>                           (74,342)                   (1594)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                  (74,342)                   (1594)
<EPS-BASIC>                                        0                       0
<EPS-DILUTED>                                        0                       0